COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND CLASS A
SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:

                                          DREYFUS PREMIER
                                             NEW YORK
    PERIOD       LEHMAN BROTHERS             MUNICIPAL
                    MUNICIPAL                BOND FUND
                  BOND INDEX *           (CLASS A SHARES)

   11/30/88          10,000                   9,551
   11/30/89          11,101                   10,719
   11/30/90          11,956                   11,353
   11/30/91          13,183                   12,787
   11/30/92          14,505                   14,166
   11/30/93          16,113                   16,030
   11/30/94          15,266                   14,787
   11/30/95          18,151                   17,882
   11/30/96          19,218                   18,806
   11/30/97          20,596                   20,182
   11/30/98          22,194                   21,744


*Source: Lehman Brothers